Exhibit 99.1

Press Release

RELM Wireless Reports First Quarter 2006 Results

First Quarter Sales Increased 29.6% Year-Over-Year

First Quarter Pre-Tax Income Increased 175% Year-Over-Year to $1.4 Million

WEST MELBOURNE, FL, May 1, 2006 - RELM Wireless Corporation (Amex: RWC - News) today announced its financial and operating results for the first quarter ended March 31, 2006.

For the first quarter ended March 31, 2006, sales increased approximately 29.6% to $7.2 million from $5.5 million for the same quarter last year.  For the first quarter, pre-tax income increased 175% to approximately $1.4 million from $0.51 million for the same quarter last year.  Net income for the first quarter was approximately $0.86 million, or $0.06 per diluted share, compared to net income of $0.33 million, or $0.02 per diluted share, for the same quarter last year, including a non-cash tax expense of approximately $0.52 million and $0.17 million recognized in the first quarter of 2006 and 2005 respectively.

For the first quarter ended March 31, 2006, gross margins improved to 53.3% compared to 44% for the same quarter last year.  Also, selling, general and administrative (SG&A) expenses declined as a percentage of sales to 34.4% compared to 35.2% for the same quarter last year.  For the first quarter 2006, cost of products and SG&A expenses included approximately $0.19 million in non-cash stock-based employee compensation expense, in accordance with the adoption of Statement of Financial Accounting Standards No. 123R (revised 2004), “Share-Based Payment.”

As of March 31, 2006, RELM Wireless had cash and cash equivalents of approximately $6.8 million, an increase of approximately $1.5 million as compared to approximately $5.3 million as of December 31, 2005.

RELM President and Chief Executive Officer David Storey commented, “During the first quarter, RELM Wireless continued to experience increased demand for our APCO Project 25 digital products, as evidenced by previously announced orders of approximately $2.4 million from federal and state government agencies.  We believe our P25 digital products provide our customers with an outstanding combination of performance, durability and price.  First quarter results also reflect the success of our hybrid manufacturing strategy, which has allowed us to improve production efficiencies and dramatically reduce our product costs.”

Mr. Storey continued, “One of the keys to RELM’s success lies in our R&D capabilities.  By owning our technology and actively driving innovation and new products, we are able to expand our addressable market.  A good example of this occurred in March when our P25 radio (DPHX5102X) was certified as Intrinsically Safe by Factory Mutual, a government-approved certification company.  As a result of this certification, RELM can actively address communications needs at hazardous substance facilities such as oil refineries, mines and chemical plants.  During 2006 and 2007, we plan to introduce a number of additional products that we believe will further expand our market opportunities.”

About APCO Project 25 (P25)

APCO Project 25 (P25), which requires interoperability among compliant equipment regardless of the manufacturer, was established by the Association of Public-Safety Communications Officials and is approved by the U.S. Department of Homeland Security.  The shift towards interoperability has gained momentum as a result of the recent communications failures during the Oklahoma City bombings, 9/11 attacks and most recently Hurricane Katrina.  RELM was one of the first manufacturers to develop P25-compliant technology.

About RELM Wireless

For nearly six decades, RELM Wireless Corp. has manufactured and marketed high-specification two-way communications equipment for use by public safety professionals and government agencies, as well as radios for use in a wide range of commercial and industrial applications, including disaster recovery.  Revolutionary advances include new interoperable, low-cost digital two-way radios compliant with APCO Project 25 technical specifications. Products are manufactured and distributed worldwide under BK Radio, RELM/BK and RELM product lines. The company maintains its headquarters in West Melbourne, Florida and can be contacted through its web site at http://www.relm.com or directly at 1-800-821-2900.

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act Of 1995.  These forward-looking statements concern the Company’s operations, economic performance and financial condition and are based largely on the Company’s beliefs and expectations.  These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors and risks include, among others, the following: reliance on contract manufacturers; heavy reliance on sales to the U.S. Government; federal, state and local budget deficits and spending limitations; limitations in available radio spectrum for use by land mobile radios; general economic and business conditions; changes in customer preferences; competition; changes in technology; changes in business strategy; the debt and inventory levels of the Company; quality of management, business abilities and judgment of the Company’s personnel; and the availability, terms and deployment of capital.  Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and in the Company’s subsequent filings with the SEC.  These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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Source:  RELM Wireless Corporation

RELM WIRELESS CORPORATION

Condensed Consolidated Statements of Income

(In Thousands, Except Per Share Amounts)

	Three Months Ended
	(Unaudited)
	3/31/2006	3/31/2005
Sales	$7,182	$5,540
Costs & Expenses:
Cost of Products (Includes non-cash stock-based employee compensation expense of $58 for the three months ended March 31, 2006)	3,357	3,100

Selling, General and Administrative Expenses (Includes non-cash stock-based employee compensation expense of $135 for the three months ended March 31, 2006)	2,473	1,950
Total Costs & Expenses	5,830	5,050

Operating Income	1,352	490

Other Income (Expense):
Interest Expense	(6)	(5)
Interest Income	41	12
Other Income	0	8

Pretax Income	1,387	505

Income Tax Expense	522	173

Net Income	$865	$332

Earnings per share - basic	$0.07	$0.03

Earnings per share - diluted	$0.06	$0.02

Weighted Average Common Shares Outstanding, Basic	13,026	12,885
Weighted Average Common Shares Outstanding, Diluted	14,122	13,470

RELM WIRELESS CORPORATION

Condensed Consolidated Balance Sheets

(In Thousands, Except Share Data) (Unaudited)

	March 31 2006	December 31 2005
ASSETS
Current Assets:
Cash & Cash Equivalents	$6,781	$5,283
Trade Accounts Receivable, Net	4,207	5,504
Inventories, Net	7,022	7,091
Deferred tax assets, net	3,281	3,783
Prepaid Expenses & Other Current Assets	566	470
Total Current Assets	21,857	22,131

Property, Plant and Equipment, Net	1,141	1,220
Deferred tax assets, net	7,407	7,407
Other Assets	612	358

Total Assets	$31,017	$31,116

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$992	$1,520
Accrued compensation and related taxes	506	1,280
Accrued warranty expense	153	153
Accrued other expenses and other current liabilities	344	345
Total Current Liabilities	1,995	3,298

Commitments and Contingencies	—	—

Stockholders' Equity:
Preferred stock; $1.00 par value; 1,000,000 authorized shares, none issued or outstanding.	—	—
Common stock; $0.60 par value; 20,000,000 authorized shares, 13,278,432 and 13,135,324 issued and outstanding shares at March 31, 2006 and December 31, 2005, respectively.	7,966	7,878
Additional paid-in capital	22,962	22,711
Deficit	(1,906)	(2,771)
Total Stockholders' Equity	29,022	27,818

Total Liabilities and Stockholders' Equity	$31,017	$31,116